As filed with the Securities and Exchange Commission on May 19, 1998
                                           Registration No.
==============================================================

           SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549
                -----------------------
                        Form  S-3
                REGISTRATION STATEMENT
                        Under
                THE SECURITIES ACT OF 1933
                ----------------------------

                CADIZ LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

     Delaware                           77-0313235
   (State or other jurisdiction of      (IRS Employer
   incorporation or organization)       Identification No.)

               100 Wilshire Boulevard, Suite 1600
                 Santa Monica, California 90401
                         (310) 899-4700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Stanley E. Speer
               100 Wilshire Boulevard, Suite 1600
                 Santa Monica, California 90401
                         (310) 899-4700
   (Name, address, and telephone number of agent for service)
              -----------------------------------

                  Copies of communications to:
                  HOWARD J. UNTERBERGER, ESQ.
                     J. BRAD WIGGINS, ESQ.
                        Miller & Holguin
             1801 Century Park East, Seventh Floor
                 Los Angeles, California 90067
                         (310) 556-1990
                 ----------------------------
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box. / /
==============================================================

 Title of
   each                             Proposed
 class of                           maximum      Proposed
securities                          offering     maximum        Amount of
   to be           Amount            price       aggregate     registration
registered    to be registered      per unit   offering price      fee
--------------------------------------------------------------------------
Common Stock,
 par value    5,910,712 shares(1)(3) $13.00(2) $76,839,256.00 $22,667.58(3)
 $.01 per
 share
Warrants for
 the purchase   500,000 warrants
 of Common
 Stock        (the "Warrants")(3)(4)
---------------------------------------------------------------------------
(1) Of this total, 50,000 shares underlie the Options and 500,000 shares underlie the Warrants which are included in this Registration Statement. Also registered hereunder are an indeterminate number of additional shares of Common
  Stock which may become issuable by virtue of anti-dilution provisions of the Options and Warrants.

(2) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low prices of the Registrant's Common Stock as reported by Nasdaq for May 12, 1998, which date is within 5 business days prior to the initial filing date of this Registration Statement.

(3) A total of 5,110,712 shares and 75,000 Warrants which are included within this Registration Statement were included in the Registrant's Registration Statement on Form S-1 No. 333-19109, declared effective May 13, 1997. The Registrant has previously paid registration fees totaling $7,285.70 with respect to such securities in connection with this earlier Registration Statement. As permitted pursuant to Rule 429 of Regulation C under the Securities Act, such amount has been applied by Registrant against the total registration fee set forth above. As a result, a total of $15,381.88 is being paid by Registrant concurrently with the filing of this Registration Statement.

(4) No fee for registration of the Warrants is required by virtue of the last sentence of Rule 457(g).


  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================

PROSPECTUS
----------
                    CADIZ LAND COMPANY, INC.

                5,910,712 SHARES OF COMMON STOCK
   (INCLUDING 50,000 OPTION SHARES ISSUABLE UPON EXERCISE OF
 OUTSTANDING OPTIONS AND 500,000 WARRANT SHARES ISSUABLE UPON
                     EXERCISE OF WARRANTS)
     AND 500,000 WARRANTS FOR THE PURCHASE OF COMMON STOCK

  This Prospectus relates to the offer by the security holders named herein under the caption "Selling Security Holders" (collectively, the "Selling Security Holders") for sale to the public of 5,910,712 shares of the $.01 par value common stock (the "Common Stock") of Cadiz Land Company, Inc. (the "Company" or "Cadiz") (collectively, the "Shares"), including (i) 5,360,712 outstanding Shares (the "Outstanding Shares"); (ii) 50,000 shares of Common Stock (the "Option Shares") which are issuable by the Company upon the exercise of outstanding options (the "Options"); and (iii) 500,000 shares of Common Stock (the "Warrant Shares") which are issuable by the Company upon the exercise of previously issued warrants (the "Warrants"). In addition, this Prospectus relates to the offer by one of the Selling Security Holders for sale to the public of the Warrants for the purchase of the Warrant Shares.

  The Company will not receive any proceeds from the sale by the Selling Security Holders of the Shares or the Warrants offered hereunder. See "Plan of Distribution."

  The 500,000 Warrant Shares covered by this Prospectus are issuable upon exercise of previously issued Warrants held by one of the Company's institutional lenders. Of these 500,000 Warrants, 75,000 Warrants are exercisable for five years beginning on April 30, 1997 at an exercise price of $5.03 per share, 75,000 Warrants are exercisable for five years beginning on April 30, 1998 at an exercise price of $11.8125 per share, 200,000 Warrants are exercisable for seven years beginning on November 25, 1997 at an exercise price of $7.00 per share, 112,500 Warrants are exercisable for seven years beginning on April 13, 1998 at an exercise price of $7.00 per share, and 37,500 Warrants are exercisable for seven years beginning May 11, 1998 at an exercise price of $7.00 per share. See "Description of Securities."

  The Selling Security Holders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Security Holders and any participating broker may be deemed to be "underwriters" of the Shares within the meaning of the Act. It is anticipated that usual and customary brokerage fees will be paid by Selling Security Holders in all open market transactions. The Company will pay substantially all other expenses of the offering. See "Plan of Distribution."

  The Company has filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the Shares and the Warrants by the Selling Security Holders. This registration is in satisfaction of the terms of agreements by the Company with certain Selling Security Holders to register their Shares and Warrants for resale under the Securities Act.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
DEGREE OF RISK.  SEE THE DISCUSSION OF"RISK FACTORS."
BEGINNING ON PAGE 3.
                     ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is ___________, 1998


  No dealer, salesman or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus, in connection with the offering hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities to any person in any State or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the facts herein set forth since the date hereof.

  This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus including, without limitation, the statements regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company, the Selling Security Holders or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements.

                AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the schedules and exhibits filed therewith, which may be inspected without charge at the principal office of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, and copies of the material contained therein may be obtained from the Commission upon payment of applicable copying charges. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents previously filed with the Commission by the Company (SEC File No. 0-12114) pursuant to the Exchange Act are incorporated by reference in this Prospectus and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Company's Proxy Statement furnished in connection with its Annual Meeting of Stockholders on May 13, 1998, filed with the Commission on March 30, 1998;

     3. The description of the Common Stock set forth in the Company's Registration Statement filed with the Commission on Form 8A under the Exchange Act on May 8, 1984, as amended by reports on Form 8-K filed with the Commission on May 26, 1988 and June 2, 1992; and

     4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to the Company at 100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401, Attention: Stanley E. Speer, Chief Financial Officer (telephone (310) 899-4700).

                       TABLE OF CONTENTS



Available Information

Incorporation of Certain Information by Reference

Prospectus Summary

Risk Factors

Selling Security Holders

Plan of Distribution

Description of Securities

Legal Matters

Experts
                       PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND, ACCORDINGLY, SHOULD BE READ IN CONJUNCTION WITH THAT INFORMATION AND THOSE FINANCIAL STATEMENTS AND NOTES.

                          THE COMPANY

     The long-term strategy of Cadiz Land Company, Inc. (the "Company") is to acquire and develop water-related land and agricultural assets, as well as selected water-related technologies. The Company has created an integrated and complementary portfolio of landholdings, water resources, and agricultural operations throughout central and southern California which either possess sizable assured supplies of water or can, in future years, utilize water supplied from other Company properties. Management therefore believes that, with both the increasing scarcity of water supplies in California and the increasing demand for water, the Company's access to water will provide it with a competitive advantage both as a major agricultural concern and as a supplier of water, which will lead to continued appreciation in the value of the Company's portfolio.

     In September 1996, the Company significantly enhanced this portfolio through its acquisition of Sun World International, Inc. ("Sun World"). The Sun World acquisition has made the Company one of the largest fully integrated agricultural companies in California by adding to the Company's portfolio more than 17,200 acres of prime agricultural land, packing facilities, marketing expertise, proprietary agricultural products and the highly regarded Sun World brand name. The acquisition of Sun World also added valuable water rights to the Company's existing water resource development operations.

     In addition to its Sun World properties, the Company holds more than 39,000 acres of land in eastern San Bernardino County which are underlain by excellent groundwater resources with demonstrated potential for future applications, including water storage and supply programs, and agricultural, municipal, recreational and industrial development. All of the Company's properties are located in close proximity to California's major aqueduct systems. The Company expects to utilize its resources to participate in a broad variety of water storage and supply programs, including the storage and supply of surplus water for public agencies which require supplemental sources of water. The Company has reached agreement with the Metropolitan Water District of Southern California ("MWD") on principles and terms for a long-term agreement at its Cadiz, California property, subject to Board approval of each party. The program (the "Cadiz/Fenner Water Storage and Supply Program") will provide storage capacity of approximately 500,000 acre-feet and a dry-year source of up to 100,000 acre-feet per year of high quality water.

     The Company continually seeks to develop and manage its land, water and agricultural resources for their highest and best uses. Agricultural development enables the Company to maximize the value of its landholdings while generating cash flow. The Company also continues to evaluate acquisition opportunities which are complementary to its current portfolio of landholdings, water resources and agricultural operations.

     The Company's principal offices are located at 100
Wilshire Boulevard, Suite 1600, Santa Monica, California
90401, and its telephone number is (310) 899-4700.


                        THE OFFERING

Total Shares Offered by the
Selling Security Holders...............5,910,712  Shares

  Outstanding Shares...................5,360,712  Shares
  Option Shares...........................50,000  Shares
  Warrant Shares.........................500,000  Shares

Total Warrants Offered by the
Selling Security Holders.................500,000  Warrants

Risk Factors.............................This offering is speculative and involves a high degree of risk.
                                         See "Risk Factors."

Use of Proceeds..........................The Company will not receive any proceeds from the sale of
                                         Shares or the sale of Warrants
                                         pursuant to this Prospectus.

Nasdaq National Market System Symbol.....CLCI

                          RISK FACTORS

     The securities offered hereby involve a high degree of risk. Prior to making an investment, prospective investors should carefully consider the following risks affecting the Company and this offering. This Prospectus and the documents incorporated herein by reference contain trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements throughout these documents as a result of the factors described below.

HISTORICAL OPERATING LOSSES AND ACCUMULATED DEFICITS

     The Company has a history of operating losses (approximately $8.5 million for the fiscal year ended March 31, 1996, approximately $6.0 million for the nine months ended December 31, 1996 and approximately $8.5 million for the fiscal year ended December 31, 1997) and accumulated deficits (approximately $54.4 million at March 31, 1996, approximately $61.1 million at December 31, 1996 and approximately $70.8 million at December 31, 1997). Until such time, if ever, as the Company generates significant revenues from the development of its water resources (see "Risks of Water Development Projects", below), the Company's consolidated results of operations will be largely dependent upon the results of operations of its Sun World subsidiary. The Company cannot predict with any degree of accuracy what effect the operations of Sun World will have on the Company's overall business operations in the next several years. See also "Risks Inherent in Agricultural Operations," below.

RISKS INHERENT IN AGRICULTURAL OPERATIONS

     The Company is subject to risks associated with its agricultural operations. Numerous factors can affect the price, yield and marketability of the crops grown on the Company's properties. Crop prices may vary greatly from year to year as a result of the relationship between production and market demand. For example, the production of a particular crop in excess of demand in any particular year will depress market prices, and inflationary factors and other unforeseeable economic changes may also, at the same time, increase operating costs with respect to such crops. In addition, the agricultural industry in the United States is highly competitive, and domestic growers and produce marketers are facing increased competition from abroad, particularly from Mexico. There are also a number of factors outside of the Company's control that could, alone or in combination, materially adversely affect the Company's agricultural operations, such as adverse weather conditions, insects, blight or other diseases, labor problems such as boycotts or strikes and shortages of competent laborers. The Company's operations may also be adversely affected by changes in governmental policies, social and economic conditions, and industry production levels. As a result, there can be no assurance that the Company's agricultural operations will be commercially profitable.

RISKS OF WATER DEVELOPMENT PROJECTS

     The Company anticipates that it will continue to incur operating losses from its non-Sun World operations until such time as it is able to receive significant revenues from the development of its water development projects, including water storage and supply programs. Additional financing specifically in connection with the Company's water projects will be required. In addition to the risk of delays associated with receiving all necessary regulatory approvals and permits, the Company may also encounter unforeseen technical difficulties which could result in construction delays and cost increases with respect to the Company's water development projects. The Company is continuing to negotiate the specific terms of water storage and supply programs with various California water agencies, including the MWD (with which it has reached agreement on principles and terms for the Cadiz/Fenner Water Storage and Supply Program, subject to Board approval by each party). However, the outcome of other negotiations cannot be predicted with any degree of certainty. There can be no assurances as to the amount of water which the Company will be able to deliver or store under such arrangements, nor as to the price which the Company will be able to obtain. Furthermore, the Company has no experience to date in the commercial production and delivery of water in large amounts on a long-term basis. There is, therefore, a limited historical basis on which to evaluate future performance of the Company's proposed operations in this area.

SIGNIFICANT LEVERAGE AND WORKING CAPITAL REQUIREMENTS

     The consolidated Company's capital structure is significantly leveraged. As of March 31, 1998 the Company had approximately $9.8 million of direct indebtedness outstanding under a term loan (the "Cadiz Term Loan") due April 30, 1999
(with provisions for extension, if required) and approximately
$5 million of direct indebtedness outstanding under a $15 million revolving credit facility with a final maturity date of December 31, 2000 (the "Cadiz Revolver"), and Sun World had
$118 million of indebtedness outstanding (including $115
million of 11-1/4% First Mortgage Notes due April 15, 2004
(the "Sun World Notes")) and $9.8 million of indebtedness outstanding under a one-year $30 million revolving credit facility (the "Sun World Revolver"). The Cadiz Term Loan and Cadiz Revolver are secured by substantially all of the Company's non-Sun
World assets. The Sun World Notes are secured by a first lien on substantially all of the assets of Sun World and its subsidiaries, other than the growing crops, crop inventories and accounts receivable and proceeds thereof, which secure the Sun World Revolver. The Sun World Notes are also secured by the stock of Sun World held by the Company. Sun World will depend on the Sun World Revolver to meet its significant seasonal working capital needs. Management anticipates that the credit available under the Sun World Revolver will be sufficient to meet Sun World's current seasonal requirements, although no assurances can be given. See "Seasonality," below."

     The degree to which the Company's capital structure is leveraged could impair both the Company's and Sun World's access to additional financing in the future for working capital, capital expenditures, acquisitions, and general or other corporate purposes. The ability of the Company and Sun World to generate sufficient working capital and cash flow needed for ongoing debt service and working capital needs depends on the future performance of the Company and Sun World. If Sun World does not generate sufficient cash flow to service its debt, or if Sun World or Cadiz fails to comply with covenants in the indenture under which the Sun World Notes were issued (the "Sun World Indenture"), they would face a default on their obligations. Such a default could result in the loss of all of the Company's investment in Sun World.

LIMITATIONS ON ACCESS TO SUN WORLD CASH FLOW AND DIVIDENDS

     The Company's ability to receive distributions from Sun
World's cash flow is restricted by a series of covenants in the Sun World Indenture that allow for the payment of dividends subject to meeting certain tests and ratios.

POTENTIAL ADVERSE EFFECT OF RAIL-CYCLE PROJECT ON THE COMPANY

     In November 1995 the San Bernardino County Board of Supervisors certified the Environmental Impact Report/Environmental Impact Statement ("EIR/EIS") for, and approved a Conditional Use Permit for, the proposed construction and operation of a landfill adjacent to the Company's Cadiz properties (the "Rail-Cycle Project"). The Company contends that the Rail-Cycle Project, as currently designed, poses environmental risks to both the Company's agricultural operations at Cadiz and to the groundwater basin underlying the Cadiz property. The Company has vigorously opposed the Rail-Cycle Project on a number of grounds and has filed a lawsuit seeking, among other things, to set aside the County's certification of the EIR/EIS and approval of the proposed project. The Company has also filed lawsuits against certain proponents and other parties in interest as to the Rail-Cycle Project asserting claims for damages under federal and state law. There can be no assurances as to the outcome of the Company's lawsuits. Furthermore, the Board of Supervisors decided to require a business license tax to be levied against the Rail-Cycle Project which, prior to adoption, must be approved by a majority vote in a general election. The Company believes that the Rail-Cycle Project, if constructed and operated as proposed, will have a materially adverse impact upon the Company's business. However, management is unable to predict the magnitude of such impact, if any, at this time.

SEASONALITY

     In connection with the water resource development activities of the Company, revenues are not expected to be seasonal in nature.

     Sun World's agricultural operations are impacted by the general seasonal trends that are characteristic of the agricultural industry. Sun World has historically received the majority of its net income during the months of June to October following the harvest and sale of its table grape and tree fruit crops. Due to this concentrated activity, Sun World has, therefore, historically incurred a loss with respect to its agricultural operations in the other months during the year. See "Risk Factors - Significant Leverage and Working Capital Requirements."

ENVIRONMENTAL MATTERS

     In the normal course of its agricultural operations, the Company handles, stores, transports and dispenses products identified as hazardous materials which could subject the Company to liability for the cleanup of such hazardous substances or wastes or may adversely affect the value of the Company's properties. Such matters could, in the future, have a material adverse effect on the Company.

REGULATION

     Certain areas of the Company's operations are subject to varying degrees of federal, state and local laws and regulations. The Company's agricultural operations are subject to a broad range of evolving environmental laws and regulations. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Comprehensive Environmental Response, Compensation and Liability Act. Environmental concerns are inherent in most major agricultural operations, including those conducted by the Company, and there can be no assurances that the cost of compliance with environmental laws and regulations in the future will not be material.

     The Company's food operations are also subject to regulations enforced by, among others, the U.S. Food and Drug Administration and state, local and foreign equivalents and to inspection by the U.S. Department of Agriculture and other federal, state, local and foreign environmental and health authorities. Among other things, the U.S. Food and Drug Administration enforces statutory standards regarding the safety of food products, establishes ingredients and manufacturing procedures for certain foods, establishes standards of identity for foods and determines the safety of food substances in the United States. Similar functions are performed by state, local and foreign governmental entities with respect to food products produced or distributed in their respective jurisdictions. In addition, there can be no assurances as to the effect of any environmental regulations which may be adopted in the future.

     Water supplied by the Company may be subject to regulation as to quality by the United States Environmental Protection Agency (the "EPA") acting pursuant to the Federal Safe Drinking Water Act (the "US Act"). In California, the responsibility for enforcing the US Act is delegated to the California Department of Health Services (the "Health Department") and to the Resources Board acting pursuant to the California Safe Drinking Water Act (the "Cal Act"). The US Act provides for the establishment of uniform minimum national water quality standards, as well as governmental authority to specify the type of treatment processes to be used for public drinking water. Moreover, the EPA has an ongoing directive to issue regulations under the US Act and to require disinfection of drinking water, specification of maximum contaminant levels ("MCLS") and filtration of surface water supplies. The Cal Act and the mandate of the Health Department are similar to the US Act and the mandate of the EPA, and in many instances MCLS and other requirements of the Health Department are more restrictive than those promulgated by the EPA.

     Both the EPA and the Health Department have promulgated regulations and other pronouncements which require various testing and sampling of water and inspections by producers which set MCLS for numerous contaminants. Since the Company does not intend to supply water directly to consumers, these standards only affect the water agencies that may buy or lease water from the Company. While such environmental regulations do not directly affect the Company, the regulations regarding the quality of water distributed affects the Company's intended customers and may, therefore, depending upon the quality of the water supplied by the Company, impact the price and terms upon which the Company may in the future sell its surplus water or water rights.

REGULATORY APPROVALS

     As the Company proceeds with the development of its properties, including related infrastructure, the Company will be required to satisfy various regulatory authorities that it is in compliance with the laws, regulations and policies enforced by such authorities. Groundwater development, and the export of surplus groundwater for sale to single entities such as public water agencies, are not subject to regulation by existing statutes, other than general environmental statutes applicable to all development projects. Management cannot predict with certainty what requirements, if any, may be imposed by regulators upon future development. In addition, the time and costs associated with obtaining regulatory approvals for resource development are significant, and there can be no assurance that the Company will receive desired approvals for future development plans.

COMPETITION

     The agricultural business is highly competitive. The Company's competitors include a limited number of large international food companies, as well as a large number of smaller independent growers and grower cooperatives. No single competitor has a dominant market share in this industry due to the regionalized nature of these businesses. Sun World utilizes brand recognition, product quality, harvesting in favorable product windows, competitive pricing, effective customer service and consumer marketing programs to enhance its position within the highly competitive fresh food industry. Consumer and institutional recognition of the Sun World trademark and related brands and the association of these brands with high quality food products contribute significantly to Sun World's ability to compete in the market for fresh fruit and vegetables.

     The Company faces competition for the acquisition, development and sale of its properties from a number of competitors, some of which have significantly greater resources than the Company. The Company may also face competition in the development of water resources associated with its properties. Since California has scarce water resources and an increasing demand for available water, the Company believes that price and reliability of delivery are the principal competitive factors affecting transfers of water in California. In this regard, the ability of the Company to price its water on a competitive basis will depend upon the cost of constructing and maintaining delivery systems for its surplus water.

YEAR 2000 RISKS

     The Company has conducted a preliminary review of its electronic data processing systems to assess what changes might be needed for those systems to recognize the year 2000 and not to treat any date after December 31, 1999 as a date during the twentieth century. Management believes that all such changes can be implemented in an orderly and timely manner and without material cost. The Company plans to try to coordinate its response to these issues with those third parties with whom the Company engages in electronic transactions, both domestically and internationally, including suppliers, customers, creditors and financial service organizations, although the Company cannot effectively ensure against all potential Year 2000 problems that might originate with third parties. If the Company or any third party with whom the Company does business were to have a Year 2000 problem, the Company's business could be seriously disrupted and the Company's financial condition and results of operations could be materially adversely affected.

AUTHORIZATION OF "BLANK CHECK" PREFERRED STOCK

     The Company's Certificate of Incorporation, as amended, authorizes the issuance of up to 100,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences or privileges for such preferred stock which could adversely affect the voting power or other rights of the holders of the Common Stock. To date the Board of Directors has designated three series of Preferred Stock for issuance, including (i) up to 60,000 shares of Series A Preferred, (ii) up to 1,000 shares of 6% Convertible Series B Preferred Stock (the "Series B Preferred"), and (iii) up to 365 shares of 6% Convertible Series C Preferred Stock (the "Series C Preferred"). No shares of Preferred Stock are currently outstanding. See "Description of Securities." The Board of Directors has no present plans or arrangements for the issuance of additional shares of Preferred Stock, and the Company's ability to issue additional Preferred Stock is restricted by covenants in the Sun World Indenture. However, there can be no assurance that the Company will not issue such shares in the future. Such shares could, under certain circumstances, be issued as a method of discouraging, delaying or preventing a change in control of the Company. The issuance of such shares could prevent holders of the Company's Common Stock from receiving a premium for their shares from a potential third-party acquiror.

DILUTION UPON CONVERSION AND EXERCISE OF SECURITIES

     The issuance of Shares upon conversion and exercise of outstanding Options and Warrants may have certain dilutive effects, including dilution of the Company's earnings per share.

MARKET RISKS FROM SUBSTANTIAL INCREASE IN NUMBER OF SHARES OF
COMMON STOCK ELIGIBLE FOR RESALE

     The registration for resale hereunder of 5,360,712 Outstanding Shares, 50,000 Option Shares and 500,000 Warrant Shares, for an aggregate total of 5,910,712 Shares, significantly increases the number of outstanding shares of Common Stock of the Company eligible for resale. See "Description of Securities." The sale, or availability for sale, of these Shares could cause downward pressure on, and decreases in, the market price of the Company's Common Stock, particularly in the event that a large number of Shares were sold in the public market over a short period of time.

NO ASSURANCE OF DIVIDENDS ON COMMON STOCK

     To date, the Company has never paid a cash dividend on Common Stock, and the Company's ability to pay such dividends is subject to certain covenants pursuant to agreements with the Company's lenders.


                SELLING SECURITY HOLDERS

     The following table sets forth certain ownership
information with respect to the Selling Security Holders. The information set forth below is based upon reports of beneficial ownership filed with the Securities and Exchange Commission and records of the Company and its transfer agent, Continental Stock Transfer & Trust Company. If the Selling
Security Holders were to sell all of the Shares covered by
this Prospectus(1), each Selling Security Holder would have no further beneficial interest in the Company's Common Stock except as otherwise noted. Unless noted, the Selling Security Holders have not had any position, office or other material relationship with the Company or any of its affiliates within the past three years.
                                    Shares
                                 Beneficially
                                 Owned Prior
Name                             to Offering(2)  Shares Offered (2)
-------------------------------  --------------  -------------------
Lar Ze Company                       25,000            25,000

Capital Group Companies, Inc.     1,915,000(7)        250,000(7)

MeesPierson Securities, Ltd.      1,014,563         1,014,563

Gamma Leasing Ltd.                   69,998            69,998

BT Holdings (NY) Inc.
(Bankers Trust)                     801,498           801,498

Morgan Stanley Asset
  Management, Inc.                2,661,592(8)        755,997(8)

Heritable & General
  Investment Bank Ltd.              307,996           307,996

Zaphiriou Zarifi Overseas
  Equities, Inc.                    419,998           419,998

Singer & Friedlander (IOM) Ltd.     419,998           419,998

Smith Barney Inc. (3)               491,959           491,959

The Weinress Group (4)               20,158            20,158

Henderson Crosthwaite Institutional
Brokers Ltd. (3)                     14,558            14,558

Henry Ansbacher & Co. Limited(5)     30,000            30,000

ING Baring (U.S.) Capital
  Corporation(5)                    500,000(9)        500,000(9)

Hunter & Company(3)                  50,000(10)        50,000(10)

Board of Trustees of the
  Policemen & Firemen
  Retirement System of
  the City of Detroit                83,999            83,999

Irving B. Harris Revocable Trust    145,598           145,598

Roxanne H. Frank Trust               60,198            60,198

Harris Foundation                    16,798            16,798

Couderay Partners                    33,598            33,598

Jerome Kahn, Jr. Revocable Trust     23,798            23,798

Mark A. Liggett(6)                  419,357           375,000

-----------------------------

(1) The Selling Security Holders are not required to sell all or any part of the Shares covered by this Prospectus;
  therefore, the number and percentage of outstanding Shares to be held by them after completion of the offering may exceed that indicated herein.

(2) Includes Option Shares and Warrant Shares offered under this Prospectus which have not yet been issued.

(3)  Consultant to the Company.

(4)  A consulting firm which is an affiliate of a former
  Director of the Company.

(5)  Lender or former lender to the Company.

(6)  Employee of the Company.

(7) Assuming the sale of all Shares covered by this Prospectus, Capital Group Companies, Inc. would continue to beneficially own 1,665,000 shares of Common Stock, or 5.0% of the total outstanding.

(8) Assuming the sale of all Shares covered by this Prospectus, Morgan Stanley Asset Management, Inc. would continue to beneficially own 1,905,595 shares of Common Stock, or 5.8% of the total outstanding.

(9) Includes 75,000 Warrant Shares underlying Warrants which are exercisable for five years beginning on April 30, 1997 at an exercise price of $5.03 per share, 75,000 Warrant Shares underlying Warrants which are exercisable for five years beginning on April 30, 1998 at an exercise price of $11.8125 per share, 200,000 Warrant Shares underlying Warrants which are exercisable for seven years beginning on November 25, 1997 at an exercise price of $7.00 per share, 112,500 Warrant Shares underlying Warrants which are exercisable for seven years beginning on April 13, 1998 at an exercise price of $7.00 per share, and 37,500 Warrant Shares underlying Warrants which are exercisable for seven years beginning on May 11, 1998 at an exercise price of $7.00 per share.

(10) Includes 50,000 Option Shares underlying Options exercisable at $5.50 per share, which expire January 9, 2000.

                PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of the Shares and Warrants, that the Shares and Warrants will be sold from time to time (i) as to the Shares only, in the over-the-counter market (through Nasdaq) at then prevailing prices, or (ii) as to the Shares and the Warrants, in private transactions at negotiated prices, and that usual and customary brokerage fees may be paid by the Selling Security Holders in connection therewith. The Company will receive none of the proceeds from sales by the Selling Security Holders of the Shares and Warrants.

     In connection with such sales, the Selling Security Holders and any participating broker may be deemed to be "underwriters" of the Shares and Warrants, as such term is defined in the Act, although the offering of the Shares and Warrants will not be underwritten by a broker-dealer or investment banking firm. Sales of the Shares may be made in the over-the-counter market to broker-dealers making a market in the Common Stock or to other broker-dealers, and such broker-dealers, upon their resale of the Shares, may also be deemed to be "underwriters" under the Act.

     The Company has agreed to indemnify certain of the Selling Security Holders against liabilities they may incur as a result of any untrue statement of a material fact in the Registration Statement of which this Prospectus forms a part, or any omission herein or therein to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Such indemnification includes liabilities that such Selling Security Holders may incur under the Act. No such indemnification must be given by the Company if the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Security Holder for use in the Registration Statement.

     The Company will bear all costs and expenses of the registration of the Shares and Warrants under the Act and certain state securities laws, other than fees of counsel (if any) retained by the Selling Security Holders and any discounts or commissions payable with respect to sales of the Shares and Warrants.

     The Company has advised the Selling Security Holders of
(i) the requirement for delivery of this Prospectus in connection with any sale of the Shares or Warrants, and (ii) the relevant cooling off period specified by Regulation M and restrictions upon the Selling Security Holders' bidding for or purchasing securities of the Company during the distribution of Shares and Warrants.


                   DESCRIPTION OF SECURITIES

GENERAL

     The Company is authorized to issue 45,000,000 shares of Common Stock, par value $.01 per share, and 100,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

COMMON STOCK

     Holders of Common Stock are entitled to one vote, either in person or by proxy, for each share held of record by them on all matters submitted to a vote of stockholders. Except as otherwise provided by law, action can be taken by a majority of shares entitled to vote at a meeting. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of the holders of any Preferred Stock. In the event of liquidation or dissolution and winding up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company remaining after payment of liabilities and after provision has been made for each class of stock, including any Preferred Stock outstanding at that time, that has preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and, when issued, the Option Shares and Warrant Shares offered under this Prospectus will be, fully paid and nonassessable.

PREFERRED STOCK

     Shares of Preferred Stock may be issued without stockholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, powers, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders.

     To date the Board of Directors has designated three series of Preferred Stock for issuance, including (i) up to 60,000 shares of Series A Preferred, of which 27,631 shares have been issued and no shares currently remain outstanding;
(ii) up to 1,000 shares of Series B Preferred, of which 1,000 shares have been issued and no shares currently remain outstanding; and (iii) up to 365 shares of Series C Preferred, of which 340 shares have been issued and no shares currently remain outstanding.

     The Series A Preferred is convertible into shares of Common Stock, at the option of the holder, at a price of $3.75 per share. Holders thereof are entitled to cumulative dividends payable at a rate of 6% per annum. The Series A Preferred is also mandatorily convertible in full at the option of the Company at any time prior to May 12, 1997 provided that, as a condition to such conversion, the Company shall pay to holders one full year's worth of dividends (less the amount of any dividends theretofore paid). The Company exercised this right effective May 7, 1997, and the then outstanding shares of Series A Preferred were converted into 7,314,917 shares of Common Stock. Both the Series B Preferred and the Series C Preferred are convertible into shares of Common Stock at a price equal to the lower of (a) $5.8125 per share or (b) 85% of the average closing bid price over the ten trading-day period ending on the day prior to the submission of any conversion notice. All shares of Series B Preferred and Series C Preferred issued to date have been converted to Common Stock. Holders thereof are also entitled to cumulative dividends at the rate of 6% per annum until conversion. The Company reserves the right to redeem any convertible shares of Preferred Stock for their full cash equivalent by giving the investors five days' notice.

     Subject to the rights of creditors, holders of Series A Preferred are entitled, in the event of any voluntary or involuntary liquidation of the Company, to an amount in cash equal to $1,000 for each share outstanding and for each share issuable with respect to all accrued and unpaid dividends. Holders of Series B Preferred and Series C Preferred have similar liquidation rights as to an amount in cash equal to $10,000 for each share outstanding and for each share issuable with respect to all accrued and unpaid dividends. In the event of such a liquidation, the Series A Preferred, Series B Preferred and Series C Preferred would rank equally with each other and on a parity with any other class or series of Preferred Stock of the Company, and would rank senior and prior to the Company's Common Stock.

     Except as provided by law, holders of Series A Preferred, Series B Preferred and Series C Preferred shall not be entitled to vote upon any matter submitted to a vote of the Company's stockholders.

     As of the date of this Prospectus, the Company has no current plans for the issuance of any additional shares of Preferred Stock. The Company's ability to issue additional Preferred Stock is restricted by covenants in the Sun World Indenture. However, any Preferred Stock that may be issued in the future could rank prior to the Common Stock offered hereby with respect to dividend rights and rights on liquidation.
The Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of holders of the Common Stock offered hereby or create impediments to persons seeking to gain control of the Company, although there is no present intention to do so. The issuance of such shares could prevent holders of the Company's Common Stock from receiving a premium for their shares from a potential third-party acquiror. See "Risk Factors - Authorization of "Blank Check" Preferred Stock."

WARRANTS

     A total of 500,000 Warrants are offered for sale hereby by an institutional lender to the Company. 75,000 Warrants are exercisable until April 30, 2002 for the purchase of up to 75,000 Warrant Shares at an exercise price equal to $5.03 per share, 75,000 Warrants are exercisable until April 30, 2003 for the purchase of up to 75,000 Warrant Shares at an exercise price equal to $11.8125, 200,000 Warrants are exercisable until November 25, 2004 for the purchase of up to 200,000 Warrant Shares at an exercise price equal to $7.00 per share, 112,500 Warrants are exercisable until April 13, 2005 for the purchase of up to 112,500 Warrant Shares at an exercise price equal to $7.00 per share, and up to 37,500 Warrants are exercisable until May 11, 2005 for the purchase of up to 37,500 Warrant Shares at an exercise price equal to $7.00 per share. The exercise price and the number and kind of securities which can be purchased upon exercise of all of the Warrants are subject to standard anti-dilution and other adjustments to be made from time to time in the event of any
(i) dividend or distribution in shares of Common Stock, (ii) subdivision, reclassification or combination of Common Stock,
(iii) issuance to all holders of Common Stock of rights or warrants entitling them to purchase shares of Common Stock at a price less than the current market price of the Common Stock, (iv) issuance to all holders of Common Stock of evidences of the Company's indebtedness or assets (excluding cash dividends or distributions) or rights or warrants (excluding those referred to in (iii) above), or (v) issuance of shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price less than the current market price of the Common Stock.

TRANSFER AGENT

     The transfer agent for the Company's Common Stock is Continental Stock Transfer & Trust Company, New York, New
York.


                         LEGAL MATTERS

     Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Company by Miller & Holguin, attorneys at law, Los Angeles,
California.


                            EXPERTS

     The consolidated financial statements of the Company contained in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and incorporated in this Prospectus by reference, have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company. See "Plan of Distribution."

    SEC registration fee..........................$ 22,667.58
    Printing expenses.............................   4,000.00
    Accounting fees and expenses..................   5,000.00
    Legal fees and expenses.......................   7,000.00
    Miscellaneous.................................   5,000.00
                                                    ----------
            Total                                 $ 43,667.58
                                                  ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the Company's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's Bylaws provide for mandatory indemnification of directors and officers of the Company, and those serving at the request of the Company as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification shall be a contract right between each Agent and the Company.

     In 1990, the Company entered into an Indemnity Agreement with each of the individuals then serving as an executive officer or director of the Company, including Keith Brackpool, the current Chief Executive Officer of the Company. The Indemnity Agreement as to Mr. Brackpool remains in effect; all of the other executive officers and directors who executed an Indemnity Agreement with the Company have since resigned from their positions with the Company. The Indemnity Agreement provides for the indemnification of the indemnified party with respect to his activities as a director or officer of the Company or an affiliate of the Company against expenses and liabilities, of whatever nature, incurred in connection with any claim made against him by reason of facts which include his affiliation with the Company. Such indemnification is provided to the maximum extent permitted by the Company's charter documents, insurance policies and/or any applicable law.

     The Subscription Agreements between the Company and the purchasers (the "Purchasers") of certain of the securities registered for resale hereunder provide that the Company shall indemnify the Purchasers under certain circumstances and the Purchasers shall indemnify the Company and controlling persons of the Company under certain circumstances, including indemnification for liabilities arising under the Act. The Warrants registered hereunder also include similar indemnification provisions.

     The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Act.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  EXHIBITS

The following exhibits are filed or incorporated by reference as part of this Registration Statement.


          4.1  Specimen Form of Stock Certificate for the
          Company's registered stock(1)

          4.2  Certificate of Designations of 6% Convertible
          Series A Preferred Stock(2)

          4.3  Certificate of Designations of 6% Convertible
          Series B Preferred Stock(3)

          4.4  Certificate of Designations of 6% Convertible
          Series C Preferred Stock(2)

          4.5 Indenture dated as of April 16, 1997 among Sun World as issuer, the Company and certain subsidiaries of Sun World as guarantors, and IBJ Schroder Bank & Trust Company as Trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004(4)

          4.6  Warrant to purchase 75,000 shares of Common
          Stock of the Company in favor of ING Baring (U.S.)
          Capital Corporation dated as of March 31, 1997.

          4.7  Warrant to purchase 75,000 shares of Common
          Stock of the Company in favor of ING Baring (U.S.)
          Capital Corporation dated as of March 31, 1997.

          4.8  Warrant to purchase 200,000 shares of Common
          Stock of the Company in favor of ING Baring (U.S.)
          Capital Corporation dated as of November 25, 1997.

          4.9  Warrant to purchase 150,000 shares of Common
          Stock of the Company in favor of ING Baring (U.S.)
          Capital Corporation dated as of November 25, 1997.

          5.1 Opinion of Miller & Holguin as to certain corporate law matters

          23.1 Consent of Price Waterhouse LLP

          23.2 Consent of Miller & Holguin (included in
          Exhibit 5.1)

          27.1 Financial Data Schedule(5)(6)
------------------------------------

(1) Previously filed as Exhibit to the Company's Report on Form 8-K dated May 6, 1992

(2) Previously filed as Exhibit to the Company's Report on Form 8-K dated September 13, 1996

(3)  Previously filed as Exhibit to the Company's Annual
     Report on Form 10-K for the fiscal year ended March 31,
     1996

(4)  Previously filed as Exhibit to Amendment No. 1 to the
     Company's Form S-1 Registration Statement No. 333-19109

(5)  Previously filed as Exhibit to the Company's Annual
     Report on Form 10-K for the year ended December 31, 1997

(6) Previously filed as Exhibit to the Company's Report on Form 10-Q for the quarter ended March 31, 1997


ITEM 17.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or
                 events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 18, 1998.

                               CADIZ LAND COMPANY, INC.


                            By:  /s/ Keith Brackpool
                               ------------------------------
                                 Keith Brackpool
                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                  Date

/s/  Dwight W. Makins       Chairman of the Board    May 18, 1998
--------------------------       and Director

/s/  Keith Brackpool        Chief Executive Officer  May 18, 1998
-------------------------          and Director
     Keith Brackpool        (Principal Executive Officer)

/s/  Russ Hammond                Director             May 18, 1998
-------------------------
     Russ Hammond

/s/  Murray Hutchison             Director             May 18, 1998
-------------------------
     Murray Hutchison

/s/  Mitt Parker                 Director              May 18, 1998
-------------------------
     Mitt Parker

/s/  Stanley E. Speer       Chief Financial Officer    May 18, 1998
-------------------------        and Secretary
     Stanley E. Speer        (Principal Financial
                            and Accounting Officer)


                         EXHIBITS INDEX


----------  --------------------------     -----------
     4.1  Specimen Form of Stock Certificate for the
          Company's registered stock(1)                      *

     4.2  Certificate of Designations of 6% Convertible
          Series A Preferred Stock(2)                        *

     4.3  Certificate of Designations of 6% Convertible
          Series B Preferred Stock(3)                        *

     4.4  Certificate of Designations of 6% Convertible
          Series C Preferred Stock(2)                        *

     4.5  Indenture dated as of April 16, 1997 among Sun
          World as issuer, the Company and certain
          subsidiaries of Sun World as guarantors, and
          IBJ Schroder Bank & Trust Company as Trustee,
          for the benefit of holders of 11-1/4% First
          Mortgage Notes due 2004( 4)                        *

     4.6  Warrant to purchase 75,000 shares of Common
          Stock of the Company in favor of ING Baring (U.S.)
          Capital Corporation dated as of March 31, 1997     __

     4.7  Warrant to purchase 75,000 shares of Common
          Stock of the Company in favor of ING Baring
          (U.S.) Capital Corporation dated as of
          March 31, 1997                                     __

     4.8  Warrant to purchase 200,000 shares of Common
          Stock of the Company in favor of ING Baring
          (U.S.) Capital Corporation dated as of
          November 25, 1997                                  __

     4.9  Warrant to purchase 150,000 shares of Common
          Stock of the Company in favor of ING Baring
          (U.S.) Capital Corporation dated as of
          November 25, 1997                                  __

     5.1  Opinion of Miller & Holguin as to certain
          corporate law matters                              __

     23.1 Consent of Price Waterhouse LLP                    __

     23.2 Consent of Miller & Holguin (included in
          Exhibit 5.1)                                       __

          27.1 Financial Data Schedule(5)(6)                 *
-----------------------------------------
*    Incorporated by reference
(1) Previously filed as Exhibit to the Company's Report on Form 8-K dated May 6, 1992

(2) Previously filed as Exhibit to the Company's Report on Form 8-K dated September 13, 1996

(3)  Previously filed as Exhibit to the Company's Annual
     Report on Form 10-K for the fiscal year ended March 31,
     1996

(4)  Previously filed as Exhibit to Amendment No. 1 to the
     Company's Form S-1 Registration Statement No. 333-19109

(5)  Previously filed as Exhibit to the Company's Annual
     Report on Form 10-K for the year ended December 31, 1997

(6) Previously filed as Exhibit to the Company's Report on Form 10-Q for the quarter ended March 31, 1997